UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): August 29, 2011

VARCA VENTURES, INC.

(Exact name of registrant as specified in charter)

Nevada	333-166548	98-0658381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Kincora Grove NW

Calgary, Alberta, Canada T3R 0A4

 (Address of principal executive offices)

 403-452-8809

 (Issuer's Telephone Number)

Copies to:

Kristen A. Baracy, Esq.

Synergy Law Group, LLC

730 West Randolph Street, Suite 600

Chicago, IL  60661

Phone:  312-454-0015 - Fax:  312-454-0261

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

VARCA VENTURES INC.

Current Report on Form 8-K

August 29, 2011

Item 8.01

Other Events

On August 29, 2011, Varca Ventures, Inc., a Nevada corporation (the “Company”), entered into a non-binding letter of intent (the “Letter of Intent”) to merge with Wildcat Mining Corporation, a Nevada corporation (“Wildcat”), through an exchange of shares of common stock of Wildcat for shares of common stock, par value $0.0001 per share, of Varca (the “Transaction”).  Upon completion of the Transaction, Varca will be the surviving corporation and will change its name to Wildcat Mining Corporation.

The Letter of Intent contemplates that at the closing of the Transaction (the “Closing”), shares of Common Stock of Varca will be issued to the shareholders of Wildcat who will surrender and transfer ownership of their shares to Varca.  The share exchange will be on a one-for-one basis. Upon Closing, all of the issued and outstanding capital stock of Wildcat will be owned and held by Varca. A condition to Closing will be the completion of a private placement and sale of securities by Wildcat pursuant to which Wildcat will receive net proceeds of at least $750,000.

The Letter of Intent contemplates that the Closing shall take place no later than September 15, 2011, and the Letter of Intent will terminate automatically upon the Closing or September 15, 2011, unless earlier terminated by mutual written agreement of the parties.

FORWARD-LOOKING STATEMENTS

The information in this report contains  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section 21E of the  Securities  Exchange Act of 1934, as amended (the  "Exchange  Act"), including  statements  regarding the proposed  Transaction and its terms.  These forward-looking statements involve risks and uncertainties, including the risk that the proposed Transaction will not be completed on the terms described in this report, if at all. In evaluating these statements, you should consider various factors, including the risks outlined from time to time, in other reports the Company files with the Securities and Exchange Commission.  These factors may cause the Company's actual results to differ materially from any forward-looking statement.  The  Company  disclaims  any  obligation  to publicly  update  these statements,  or disclose  any  difference  between its actual  results and those reflected in these statements.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARCA VENTURES, INC.

August 29, 2011	By: /s/ Nadeem Lila
Name: Nadeem Lila
Title: President and CEO